Exhibit 10.2

EXECUTION VERSION

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is entered into as of May 1, 2012, by and between Open Water Ventures, LLC, a Delaware limited liability company (“Buyer”), and WBG-PSS Holdings LLC, a Delaware limited liability company (“Parent”). Buyer and Parent are referred to collectively herein as the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below). This Agreement is joined in by Wolverine World Wide, Inc., a Delaware corporation and the sole member of Buyer (“Wolverine”), solely for purposes of Sections 5(a) and 6.

WHEREAS, Parent is a party to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Parent, WBG-PSS Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Wolverine and Collective Brands, Inc., a Delaware corporation (“Colt”).

WHEREAS, upon consummation of the transactions contemplated by the Merger Agreement (the “Merger”), (a) Colt shall become a direct, wholly-owned subsidiary of Parent and (b) the direct and indirect subsidiaries of Colt (each, a “Colt Subsidiary” and collectively, the “Colt Subsidiaries”) shall become indirect, wholly-owned subsidiaries of Parent.

WHEREAS, certain of the Colt Subsidiaries set forth on Exhibit A attached hereto (the “PLG Subsidiaries”) are engaged in the conduct of Colt’s “Performance + Lifestyle Group” business (the “PLG Business”).

WHEREAS, immediately prior to the consummation of the transactions contemplated by this Agreement, Parent shall cause certain assets of the Colt Subsidiaries other than the PLG Subsidiaries (the “Retained Companies”) that are used primarily in the conduct of the PLG Business as agreed between Parent and Buyer to be conveyed to the PLG Subsidiaries, and certain assets of the PLG Subsidiaries that are used primarily in the conduct of Colt’s other businesses as agreed between Parent and Buyer to be conveyed to the Retained Companies.

WHEREAS, Buyer desires to purchase the PLG Subsidiaries from the Surviving Corporation and certain of its subsidiaries, and Parent desires to cause the Surviving Corporation and certain of its subsidiaries to sell to Buyer the PLG Subsidiaries at the Effective Time.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

§1. Purchase and Sale.

(a) Basic Transaction. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase or cause one or more of its subsidiaries to purchase from the Surviving Corporation or one or more of its Subsidiaries (the “Seller Entities”), and Parent agrees to cause the Seller Entities to sell to Buyer or one or more of its subsidiaries, all of its right, title and interest in and to the capital stock, limited liability company interests or other equity interest of the PLG Subsidiaries (the “PLG Shares”), any other securities convertible into PLG Shares or any right to payment from the PLG Subsidiaries (“PLG Convertible Instruments”) for the consideration specified below in §1(b) (the transaction, the “Carveout Sale”). The PLG Shares and the PLG Convertible Instruments are the “PLG Securities”.

(b) Purchase Price. In consideration of the Carveout Sale, Buyer agrees to pay, or cause to be paid, to the Exchange Agent at the Closing (as defined below) an aggregate amount equal to $1,232,700,000 (the “Purchase Price”) by delivery of cash in the amount of the Purchase Price payable by wire transfer of immediately available funds to the Exchange Agent.

(c) Exchange Agent. The Exchange Agent shall be a financial institution with an office in the United States selected by Buyer and reasonably satisfactory to Parent.

(d) Deposits. At or prior to the Closing: (i) Buyer shall deposit the Purchase Price with the Exchange Agent; and (ii) Parent shall cause the Seller Entities to deposit the instruments conveying the PLG Assets with the Exchange Agent.

(e) Closing. Subject to satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 555 California Street, San Francisco, California 94104, at or promptly following the Effective Time and the Exchange Agent shall release the Purchase Price to the Seller Entities and the instruments conveying the PLG Assets to Buyer.

§2. Representations and Warranties.

(a) Parent’s Representations and Warranties. Parent represents and warrants to Buyer that the statements contained in this §2(a) are correct and complete.

(i) Organization of Parent. Parent is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(ii) Authorization of Transaction. Parent has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Parent, enforceable in accordance with its terms and conditions.

(b) Buyer’s Representations and Warranties. Buyer represents and warrants to Parent that the statements contained in this §2(b) are correct and complete.

(i) Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(ii) Authorization of Transaction. Buyer has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

§3. Conditions to Obligation to Close. The sole condition to the obligation of the Parties to consummate the Carveout Sale is the prior or concurrent consummation of the Merger.

§4. Termination.

(a) Termination of Agreement. This Agreement shall terminate automatically and without any action required on the part of the Parties upon the termination of the Merger Agreement in accordance with its terms, and may be terminated otherwise only by Buyer by giving written notice to Parent prior to the Closing at any time after sixty (60) days following the Termination Date.

(b) Effect of Termination. If any Party terminates this Agreement pursuant to §4(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party.

§5. Miscellaneous.

(a) Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not intended (expressly or impliedly) to confer any benefits on, or create any rights in favor of, any other Person. Nothing set forth herein contains or gives, or shall be construed to contain or to give, any Person other than Parent and Buyer (including any Person acting in a representative capacity) any remedies under or by reason of, or any rights to enforce or cause Parent or Buyer to enforce, the commitment set forth herein. Notwithstanding the preceding two sentences, Parent, Buyer and Wolverine each acknowledges and agrees that Colt, alone, shall be a third party beneficiary of Buyer’s and Wolverine’s obligations under this Agreement and may seek enforcement under this Agreement through specific performance of Buyer’s and Wolverine’s obligations hereunder if (i) all conditions set forth in Sections 7.1 and 7.2 of the Merger Agreement have been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the prior or substantially concurrent satisfaction or waiver of such conditions), (ii) the Debt Financing (or, if alternative financing is being used pursuant to Section 6.14 of the Merger Agreement, pursuant to the commitments with respect thereto) has been funded or will be funded at the Closing and (iii) either (A) the Equity Financing has been funded or will be funded at the Closing or (B) Colt is simultaneously seeking specific performance of the obligations of the Equity Providers under the Equity Financing Commitments.

(b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors, legal representatives and permitted assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other Party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

(c) Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original instrument but all of which together shall together constitute one and the same agreement.

(d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Governing Law; No Jury.

(i) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The Parties (and Colt, through its acceptance or enforcement of any of the benefits, commitments or other provisions set forth in this Agreement) hereby irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware (the “Chosen Courts”) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to herein, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts or that the Chosen Courts are an inconvenient forum or that the venue thereof may not be appropriate, or that this Agreement or any such document may not be enforced in or by such Chosen Courts, and the parties hereto (and Colt, through its acceptance or enforcement of any of the benefits, commitments or other provisions set forth in this Agreement) irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in the Chosen Courts. The Parties (and Colt, through its acceptance or enforcement of any of the benefits, commitments or other provisions set forth in this Agreement) hereby consent to and grant any such Chosen Court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 9.6 of the Merger Agreement or in such other manner as may be permitted by Law shall be valid, effective and sufficient service thereof.

(ii) EACH PARTY (AND COLT, THROUGH ITS ACCEPTANCE OR ENFORCEMENT OF ANY OF THE BENEFITS, COMMITMENTS OR OTHER PROVISIONS SET FORTH IN THIS AGREEMENT) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

(f) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Parent; provided, however, that any amendment to this Agreement that could adversely affect the interest of Colt as a third party beneficiary of this Agreement shall require the prior written consent of Colt, which consent may be withheld, conditioned or delayed in its sole discretion. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(g) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

§6. Wolverine Undertaking. Wolverine will cause Buyer to comply with the obligations required to be performed by it under this Agreement subject to the terms and conditions hereof.

* * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

OPEN WATER VENTURES, LLC

By:	/s/ Donald T. Grimes
Name: Donald T. Grimes
Title: Manager

WBG-PSS HOLDINGS, LLC

By:	/s/ David Chung
Name: David Chung
Title: Vice President

WOLVERINE WORLD WIDE, INC.

By:	/s/ Blake W. Krueger
Name: Blake W. Krueger
Title: Chairman, Chief Executive Officer and President

Exhibit A

PLG Subsidiaries

The Stride Rite Corporation

SR Holdings, LLC

SRL, LLC

SRR, Inc.

Stride Rite Children’s Group, LLC

Keds, LLC

Sperry Top-Sider, LLC

Tommy Hilfiger Footwear, LLC

Stride Rite Canada Limited

Stride Rite Sourcing International, Inc.

Saucony/Ecom, Inc.

Stride Rite de Mexico, S.A. de C.V.

Saucony, Inc.

STS/Ecom, Inc.

SR/Ecom, Inc.

Stride Rite International Corp.

Stride Rite Investment Corporation

SRCG/Ecom, Inc.

Saucony UK, Inc.

Stride Rite International LLC

Collective Brands Bermuda Holdings, LP

Stride Rite Bermuda, L.P.

Robeez (UK) Ltd.

Robeez European Sales Ltd.

Stride Rite Europe B.V.

Collective Brands Performance + Lifestyle Group France

Stride Rite UK Limited

Collective Brands Performance + Lifestyle Group GmpH

Robeez Logistics Inc.

Robeez US Holdings, Inc.

Robeez U.S., Inc.

Keds Services, LLC

SRGC LLC

Saucony Corporate Services, LLC

Sperry Top-Sider Corporate Services, LLC